Exhibit h.10.a

AMENDMENT AND JOINDER
TO PARTICIPATION AGREEMENT

This Amendment and Joinder is entered into as of October 1, 2021 by and among Jefferson National Life Insurance Company (the “Company”) a Texas life insurance company, on its own behalf and on behalf of each segregated asset account of the Company set forth on Schedule A hereto as may be amended from time to time (each account hereinafter referred to as the “Account”); Virtus Variable Insurance Trust (“VVIT”) on behalf of its series listed on Exhibit B hereto and The Merger Fund VL (“TMFVL”), each a Delaware statutory trust (each of the series of VVIT and TMFVL, the “Fund” and collectively, the “Funds”); and VP Distributors, LLC (the “Distributor”), a Delaware limited liability company.

WHEREAS, the Company, VVIT and the Distributor have entered into a Participation Agreement dated as of November 2011 (the “Agreement”) which, as of the date hereof, remains in full force and effect; and

WHEREAS, the Agreement provides that the Company may invest assets of the Account in series of VVIT as set forth therein; and

WHEREAS, the Distributor anticipates becoming the distributor for TMFVL; and

WHEREAS, the parties desire to update the Agreement to provide that the Company may invest assets of the Account in shares of TMFVL in the same manner and in accordance with the same terms as set forth in the Agreement, effective October 1, 2021, the date on which the Distributor becomes the distributor of TMFVL (the “Effective Date”); and

WHEREAS, the Agreement provides that it may only be changed by a written instrument signed by the parties;

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, and intending to be legally bound thereby, the parties hereby agree that:

1.   Upon the Effective Date, TMFVL shall become a party to, and be bound by, the terms of the Agreement in the same manner as if it were an original signatory to the Agreement, with such amendments as are set forth in this Amendment and Joinder. From and after the Effective Date, all references to the “Funds” in the Agreement shall include TMFVL as appropriate.

2.   Upon the Effective Date, Schedule A to the Agreement shall be replaced in its entirety with the Schedule A attached hereto.

3.   The addresses for notices under the Agreement for each Fund and the Distributor are hereby amended to the following:

[Name of Fund/Company]

c/o Virtus Investment Partners

One Financial Plaza

Hartford, CT 06103

Attention: Counsel

4.    In all other respects, the Agreement shall remain unchanged and in full force and effect.

5.   This Amendment and Joinder may be executed in two or more counterparts, which may be executed and/or exchanged electronically, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned have executed this Amendment and Joinder by their duly authorized officers as of the date first set forth above.

JEFFERSON NATIONAL LIFE INSURANCE COMPANY	VP DISTRIBUTORS, LLC

By:	/s/ Leland W. Cummings	By:	/s/ Heidi Griswold

Name:	Leland W. Cummings	Name:	Heidi Griswold

Title:	VP, Head of Fund Operations	Title:	Vice President, Mutual Fund Services

VIRTUS VARIABLE INSURANCE TRUST	THE MERGER FUND VL

By:	/s/ Heidi Griswold	By:	/s/ Heidi Griswold

Name:	Heidi Griswold	Name:	Heidi Griswold

Title:	Vice President, Mutual Fund Services	Title:	Vice President, Mutual Fund Services

SCHEDULE A

The term “Designated Portfolio” of a Fund will include any Portfolio of the Fund (as listed below) as well as any Portfolio of the Fund or any share class of any Portfolio (now existing or hereafter created) created subsequent to the date hereof, in the specified class or classes, if applicable.

Further, if a Fund does not have series, the terms “Portfolio” and “Designated Portfolio” will each include the Fund itself.

Fund:

Virtus Variable Insurance Trust

Portfolios/Designated Portfolios:

Virtus Duff & Phelps Real Estate Securities Series
Virtus KAR Capital Growth Series
Virtus KAR Equity Income Series
Virtus KAR Small-Cap Growth Series
Virtus KAR Small-Cap Value Series
Virtus Newfleet Multi-Sector Intermediate Bond Series
Virtus SGA International Growth Series
Virtus Strategic Allocation Series

Fund:

The Merger Fund VL

Segregated Asset Accounts:

Jefferson National Life Annuity Account G

Contracts:

Monument Advisor

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